                                                                   Exhibit 3.79


                               PRICE-MODERN, INC.


                      ARTICLES OF AMENDMENT AND RESTATEMENT
         (Under Section 2-609 of Corporations and Associations Article)

PRICE-MODERN, INC., a Maryland corporation, having its principal office in Baltimore, Maryland and having The Corporation Trust Incorporated as its resident agent located at 300 East Lombard Street, Maryland 21202 (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

    The charter of the corporation is hereby amended and restated in its entirety to read as follows:

         FIRST:   The name of the corporation is Price-Modern, Inc.

         SECOND: The purposes for which the corporation is formed are as follows:

                  A. To purchase, hold in inventory, and sell, lease or otherwise transfer office products, furniture and equipment and to render related products and services.

                  B. To engage in and perform any activities or functions which may lawfully be performed by a business corporation organized under the laws of the State of Maryland.

                  C. The foregoing enumerated purposes shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter of the Corporation, and they are intended to be and shall be construed as powers as well as purposes of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of the State of Maryland.

         THIRD: The post office address of the principal office of the corporation in Maryland is 2604 Sisson Street, Baltimore, Maryland 21211.

         FOURTH: The name and post office of the registered agent of the corporation in Maryland are The Corporation Trust Incorporated, 300 East Lombard Street, Maryland 21202.

         FIFTH: The corporation has authority to issue 1,000 shares of common stock with no par value per share.

         SIXTH: The current directors are Mark D. Director, Donald H. Platt and Milford H. Marchant.

         SEVENTH: The number of directors of the corporation shall be (3) which number may be increased or decreased pursuant to the bylaws of the corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

         SECOND: The board of directors of the corporation, by a unanimous written consent on September 25, 1998, adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment and restatement of the charter was advisable and directing that it be submitted for action thereon by the stockholders.

         THIRD: The amendment and restatement of the charter of the corporation as hereinabove set forth was approved by a consent in writing setting forth said amendment and restatement of the charter, signed by all the stockholders entitled to vote on said amendment, and all the other stockholders entitled to notice of a meeting of stockholders but not to vote thereat having waived in writing any rights which they may have to dissent from such amendment, such consent and waiver having been filed with the records of stockholders meetings.

         FOURTH: The Articles of Amendment and Restatement shall become effective on the First day of October, 1998.

                                           PRICE-MODERN, INC.

                                     By : /s/  Kathleen M. Delaney
                                         -------------------------------------
                                           Kathleen M. Delaney, Vice President


Attest:  (Witness:)

/s/  Mark D. Director
-------------------------------------
Mark D. Director, Assistant Secretary

THE UNDERSIGNED, Vice President of PRICE-MODERN, INC., who executed on behalf of said corporation the foregoing Articles of Amendment and Restatement of Charter, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment and Restatement of Charter to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/  Kathleen M. Delaney
-------------------------------------
Kathleen M. Delaney, Vice President